Exhibit 10.2: Employment Agreement

This Employment Agreement (“Agreement”), dated December 8, 2008, is made by and between Christopher Wain (“Employee”) and SARS Corporation, a Nevada corporation (“Company”).  Collectively referred to herein as the “Parties.”

WHEREAS, Employee has extensive background in the area of business development, engineering and finance;

WHEREAS, Employee desires to be engaged by Company to provide services to Company subject to the conditions set forth herein;

WHEREAS, Employee has been engaged with the Company as a Consultant through Employee’s entity, ASAI Consulting, and the Parties previously executed an Amended Consulting Agreement, dated July 16, 2008 (the “Consulting Agreement”);

WHEREAS, the Parties hereby agree that this Agreement shall supersede the Consulting Agreement;

WHEREAS, Company is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol SARO and desires to further develop its business; and

WHEREAS, Company desires to engage Employee to provide the Services, as defined below, in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services, Employee provides to Company, the Parties agree as follows:

1.           Position and Services of Employee

Employee agrees to perform for Company the Services, defined below, during the Term, also defined below, of this Agreement, upon such terms and to the extent the Parties agree from time to time.  The nature of the Services to be provided shall include, but are not limited to, (i) business development, management and strategic advice, (ii) acting as Chief Executive Officer of SARS and its subsidiary, Secure Asset Reporting Services, Inc., (iii) assist with securing necessary key employees, and (iv) any other services as mutually agreed upon by the Parties (collectively referred to herein as the “Services”).

Employee agrees to devote his full time, attention, energies, solely and exclusively in the performance of his duties under the terms of this Agreement.  However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement, and shall not require the prior written consent of the Company’s Board of Directors.  This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs, or serving on the boards of directors of other companies or other entities, if those activities do not materially interfere with the services required under this Agreement and do not violate this Agreement.

2.           Consideration

                (a)           Consideration for Services
Company agrees to pay Employee, as Employee’s salary for the Services, (i) Five Thousand Dollars (USD $5,000) per week (paid bi-weekly) and (ii) an equity award equal to eighteen percent (18%) of the current issued and outstanding common stock of the stock as of December 8, 2008.  As of December 8, 2008, the Company has a total of 49,407,916 shares of common stock issued and outstanding, eighteen percent 18% of which is equal to 8,893,425 shares of restricted common stock (the “Shares”). The Shares are issuable on January 2, 2009.  The Shares, when issued, sold and delivered shall be duly and validly issued, fully paid and nonassessable shares of the Company.

(b)           Expenses

The Parties agree that the Company will be responsible for paying any reasonable out of pocket expenses incurred by Employee in the performance of the Services (the “Expenses”).  Expenses exceeding Five Hundred Dollars (USD$500.00) shall be mutually agreed upon by the Parties before they are incurred by Employee.  If Employee is working in Northern Ireland, then Expenses shall include one full fair return flight to the United States per month. The full fair return flight may be used by family, or the reasonable equivalent cost may used for other personal travel.

Expenses shall also include, but are not limited to, mobile phone bill, provision of car use while in Northern Ireland and associated running costs.  Furthermore, the Parties agree that the Company shall provide reasonable housing for the Employee during his stay(s) in Northern Ireland.  The location and cost of which shall be mutually agreed upon by the Parties.

(c)           Benefits

Within sixty (60) days of the date of this Agreement, the Company and Employee shall determine, in their respective reasonable discretion, the terms of the “Welfare Benefits” (as hereinafter defined) to which Employee shall be entitled. For purposes hereof, “Welfare Benefits” shall mean medical, prescription and dental plans, in no event less favorable than those applicable to any other executive of the Company, and in all events extending to paid vacation and holiday per annum in accordance with current Company policy.

3.           Confidentiality

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.  Confidential Information need not be marked as confidential at the time of disclosure to receive “Confidential Information” protection as required herein, rather all information disclosed that, given the nature of the information or the circumstances surrounding its disclosure reasonably should be considered as confidential, shall receive “Confidential Information” protection.

Employee agrees not to remove from the Company’s office or copy any of the Company’s confidential information, trade secrets, books, records, documents or customer or supplier lists, or any copies of such documents, without the express written permission of the Board of Directors of the Company or as may be required or appropriate in connection with performance hereunder.  Employee agrees, at the termination date, to return any property belonging to the Company, including, but not limited to, any and all records, notes, drawings, specifications, programs, data and other materials (or copies thereof) pertaining to the Company’s businesses or its product(s) and service(s), generated or received by Employee during the course of his employment with the Company.

4.           Non-Competition, Non-Solicitation.

Employee agrees that he shall not, during the term of this Agreement and for one (1) year subsequent thereto, without both the disclosure to and the written approval of the Board of Directors of the Company, directly or indirectly, engage or be interested in (whether as a principal, lender, employee, officer, director, partner, venturer, Employee or otherwise) any business(es) that is competitive with the business being conducted by the Company through the termination date, without the express written approval of the Board of Directors.

Employee agrees that he will not, without the prior written consent of the Company’s Board of Directors, for a period of one (1) year after the termination date, directly or indirectly disturb, entice, or in any other manner persuade, any employee(s), Employee(s), reseller or partner of the Company to discontinue that person’s or firm’s relationship with the Company if the employee(s) and/or Employee(s) were employed by or the reseller or partner was engaged with the Company at any time during the one (1) year period after the termination date.

5.           Inventions, Discoveries and Improvements

Any and all invention(s), discovery(ies) and improvement(s), whether protectible or unprotectible by patent, trademark, copyright or trade secret, made, devised, or discovered by Employee, whether by Employee alone or jointly with others, from the time of entering the Company’s employ until the earlier of the termination date of this Agreement or the actual date of termination of employment, relating or pertaining in any way to Employee’s employment with the Company, shall be promptly disclosed in writing to the Board of Directors of the Company, and become and remain the sole and exclusive property of the Company.  Employee agrees to execute any assignments to the Company, or its nominee, of Employee’s entire right, title, and interest in and to any such inventions, discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights at the cost of the Company, with respect thereto in the United States and in all foreign countries, that may be requested by the Company.  Employee further agrees, whether or not then in the employment of the Company, to cooperate to the fullest extent and in the manner that may be reasonably requested by the Company in the prosecution and/or defense of any suit(s) involving claim(s) of infringement and/or misappropriation of proprietary rights relevant to patent(s), trademark(s), copyright(s), trade secret(s), processes, and/or discoveries involving the Company’s product(s); it being understood that all reasonable costs and expenses thereof shall be paid by the Company.  The Company shall have the sole right to determine the treatment of disclosures received from Employee, including the right to keep the same as a trade secret, to use and disclose the same without a prior patent application, to file and prosecute United States and foreign patent application(s) thereon, or to follow any other procedure which the Company may deem appropriate.  In accordance with this provision, Employee understands and is hereby further notified that this Agreement does not apply to an invention which the employee developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information.

6.           Indemnification

(a)           Company

Company agrees to indemnify, defend, and shall hold harmless Employee and/or its agents, and to defend any action brought against said Parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Company's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

(b)           Employee

Employee agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Employee.

(c)           Notice

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

7.           Term and Termination

(a)           Term

The employment of Employee under this Agreement shall be deemed effective as of the date of this Agreement shall continue for a minimum of one (1) year or until terminated in accordance with Section 7(b) or (c) below (the “Term”).

(b)           Termination

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.  If the Company terminates this Agreement for reasons other than material breach before December 8, 2009, the Company agrees to pay Employee any and all outstanding consideration agreed upon in Section 2 above until December 8, 2009.

(c)           Termination Due to Death or Disability

This Agreement (except as otherwise provided hereunder) shall terminate immediately upon the death of Employee or after fourteen (14) days of Employee’s inability to perform the essential functions of his duties, with or without reasonable accommodation (defined under applicable law), due to a mental or physical illness or incapacity.

 (d)           Termination and Payment

Upon any termination or expiration of this Agreement, Company shall pay all unpaid and/or outstanding salary and expenses through the effective date of termination or expiration of this Agreement. And upon such termination, Employee shall provide and deliver to Company any and all outstanding Services due through the effective date of this Agreement.

8.           Remedies

Should Employee at anytime materially breach any of terms outlined in this Agreement, Company shall have the right to seek remedies, including but not limited to: i) a temporary restraining order and permanent injunction; ii) liquidated damages.

9.           Miscellaneous

(a)           Public Statements – No Disparagement

 Neither Party hereto shall make or publish any disparaging statements regarding any other party hereto with regard to the matters leading up to this Agreement.

(b)           Rights Cumulative; Waivers

The rights of each of the Parties under this Agreement are cumulative.  The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)           Benefit; Successors Bound

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned Parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)           Entire Agreement

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement.  Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)           Assignment

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party and any purported assignment in violation hereof shall be void.

(f)           Amendment

This Agreement may be amended only by an instrument in writing executed by all the Parties hereto.

(g)           Severability

Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)           Section Headings

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)           Construction

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)           Further Assurances

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the Parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)           Notices

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either (i) United States mail, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Company:

SARS Corporation
601 108th Avenue NE, 19th Floor
Bellevue, WA 98004
Attn: Alan Chaffee

With a copy (which shall not constitute notice) to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn: David M. Otto
If to Employee:

Mr. Christopher Wain
1728 47th Avenue SW
Seattle, WA 98116
(USA) 206-914-6854
(UK) 01992 551095

With a copy to:

___________________________
___________________________
___________________________
___________________________

(l)           Governing Law

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Washington without reference to its conflicts of laws rules or principles.  Each of the Parties consents to the exclusive jurisdiction of the federal courts of the State of Washington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)           Consents

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)           Independent Counsel

All Parties have retained independent legal counsel to advise them with respect to this Agreement and are not relying on the Company or its counsel for legal or tax advice.

(o)           Survival of Provisions

The provisions contained in paragraphs 3, 4, and 7 of this Agreement shall survive the termination of this Agreement.

(p)           Execution in Counterparts

This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

Company:

By: David Otto
Its: Director

Employee:

By: Christopher Wain